UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE OMMISSION	OMB Number: 3235-0059
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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☐	Soliciting Material Pursuant to Rule §240.14a-12

TELOS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TELOS CORPORATION
19886 Ashburn Road
Ashburn, Virginia 20147-2358

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 14, 2006

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Telos Corporation, a Maryland corporation (the “Company”), will be held in the auditorium at the Company’s headquarters located at 19886 Ashburn Road, Ashburn, Virginia, 20147-2358, on Thursday, December 14, 2006 at 9:30 a.m., Eastern Standard Time, for the following purposes:

1.	ELECTION OF DIRECTORS. To elect eight Class A/B Directors of the Board of Directors to serve until the 2007 Annual Meeting of Stockholders or until their successors are elected and qualified; and

2.	OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on September 28, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

         Registered stockholders who plan to attend the meeting in person should mark the attendance box on their proxy card and bring the proxy card with them to the meeting. Beneficial owners of the Company’s 12% Cumulative Exchangeable Redeemable Preferred Stock (“Public Preferred Stock”) that is held by a bank, broker or other nominee will be required to provide adequate proof of ownership. In addition, due to the security requirements of the Company’s headquarters, all participants will be required to provide personal identification for admission to the annual meeting.

By order of the Board of Directors

Therese K. Hathaway
Corporate Secretary

Ashburn, Virginia

November 20, 2006

To be mailed to stockholders on or about November 20, 2006

TELOS CORPORATION
 19886 Ashburn Road
Ashburn, Virginia 20147-2358

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 14, 2006

Proxy Solicitation by the Board of Directors

         This Proxy Statement is furnished by Telos Corporation, a Maryland corporation (“Telos” or the “Company”), formerly known as C3, Inc., to the holders of the Company’s Class A and Class B Common Stock (collectively, the “Common Stock”) and 12% Cumulative Exchangeable Redeemable Preferred Stock (“Public Preferred Stock”) in connection with the Annual Meeting of Stockholders (“Annual Meeting”) of the Company to be held in the auditorium at the Company’s headquarters located at 19886 Ashburn Road, Ashburn, Virginia 20147-2358 on December 14, 2006 at 9:30 a.m., Eastern Standard Time, or any adjournment of it, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (“Annual Meeting Notice”).

         The entire cost of soliciting these proxies will be borne by the Company. The Company will request brokers and others to send proxy forms and other proxy material to the beneficial owners of the Common Stock and reimbursement will be provided for any reasonable expenses incurred in so doing. If necessary, the Company may also request its employees to solicit proxies from the stockholders personally or by telephone. The Company may retain a proxy solicitor to assist in the solicitation of proxies, for which the Company would pay usual and customary fees.

         This Proxy Statement is being mailed to holders of the Common Stock and the Public Preferred Stock on or about November 20, 2006 together with a Proxy Card (to holders of Common Stock only), the Annual Meeting Notice and the Company’s 2005 Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

         Stockholders who own Common Stock may vote by signing, dating and mailing the proxy card in the postage paid envelope provided. Stockholders who own Common Stock may come to the meeting and vote their shares in person.

Nominations

         The Company has received the following nominations for election as directors by the holders of the Common Stock: John B. Wood, Bernard C. Bailey, David Borland, William M. Dvoranchik, Lt. Gen. (ret) Bruce R. Harris, Robert J. Marino, Lt. Gen. (ret) Charles S. Mahan, Jr., and Vice Admiral (ret) Jerry O. Tuttle, and no nominations for election as Class D Directors.

         The Board of Directors of Telos recommends the election of John B. Wood; Bernard C. Bailey; David Borland; William M. Dvoranchik; Lt. Gen. (ret) Bruce R. Harris; Robert J. Marino; Lt. Gen. (ret) Charles S. Mahan, Jr.; and Vice Adm. (ret) Jerry O. Tuttle, as Class A/B Common Directors and solicits proxies for their election from its Class A/B stockholders.

Voting Procedures

         The record date for determining the stockholders entitled to vote at the Annual Meeting is September 28, 2006 (“Record Date”). As of September 28, 2006, there were 21,171,202 shares of Class A Common Stock; 4,037,628 shares of Class B Common Stock; and 3,185,586 shares of Public Preferred Stock outstanding. The purpose of the Annual Meeting is to allow the holders of the Class A and Class B Common Stock to elect eight Class A/B Common Directors and to vote on any other issue before the meeting. Each holder of Class A/Class B Common Stock is entitled to one vote per share of Common Stock held, on the election of Class A/B Common Directors and any other issue to be decided at the Annual Meeting. Cumulative voting is not permitted. Directors are elected by a plurality of the votes cast with a quorum present. A quorum consists of stockholders representing, either in person or by proxy, a majority of the outstanding shares of each class of stock entitled to vote at the Annual Meeting. Abstentions are considered in determining the presence of a quorum but will not affect the plurality vote required for the election of directors.

         Each stockholder may vote by signing, dating and returning his/her proxy card in the enclosed pre-addressed envelope or by attending the Annual Meeting. Registered holders of Common A/B stock who plan to attend the meeting in person should mark the attendance box on their proxy card and bring the proxy card with them to the meeting. Beneficial owners of Telos Corporation’s Public Preferred Stock that is held by a bank, broker or other nominee must provide adequate proof of ownership. In addition, due to the security requirements of the corporate facility, personal identification will be required for admission to the annual meeting.

         A stockholder who has provided a proxy may revoke it at any time before such shares are voted at the meeting by executing a later-dated proxy and mailing it to Corporate Secretary, Telos Corporation, 19886 Ashburn Road, Ashburn, VA 20147; by voting the ballot at the meeting; or by filing an instrument of revocation with the Inspector of Elections at the Annual Meeting. The Inspector of Elections will record each vote according to the latest instructions received from the respective stockholder.

         If any nominations for Class D Directors had been received, holders of Public Preferred Stock would have been eligible to vote at the Annual Meeting on the election of such Class D Directors and on no other matter before the Annual Meeting; however, since no nominations for Class D Directors were received, holders of Public Preferred Stock are not eligible to vote on any issue before the annual meeting.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information concerning the security ownership of the Company’s directors and executive officers named in the Summary Compensation Table and those persons believed by the Company to be beneficial owners of more than 5% of the Company’s Class A Common Stock, Class B Common Stock, Series A-1/A-2 Redeemable Preferred Stock (“Senior Preferred Stock”), and Public Preferred Stock at September 30, 2006.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of September 30, 2006	Percent of Class
Class A Common Stock	John R.C. Porter 34 Rue Concorde 1050 Brussels Belgium	15,801,802 shares	74.64%
Class A Common Stock	Telos Corporation Shared Savings Plan 19886 Ashburn Road Ashburn, VA 20147	3,658,536 shares	17.28%
Class B Common Stock	Graphite Enterprise Trust PLC Berkley Square House, 4th Floor London W1J 6BQ England	1,681,960 shares (A)	41.66%
Class B Common Stock	Graphite Enterprise Trust LP Berkley Square House, 4th Floor London W1J 6BQ England	420,490 shares (A)	10.41%
Class B Common Stock	Hare & Company c/o Bank of New York P.O. Box 11203 New York, NY 10249	1,186,720 shares	29.39%
Class B Common Stock	Cudd & Company c/o Chase Manhattan Bank Corporate Actions Department Four New York Plaza, 11th Floor New York, NY 10004	669,888 shares	16.59%
Class A Common Stock	John B. Wood	427,636 shares (B)	1.98%
Class A Common Stock	Robert J. Marino	870,935 shares (B)	3.96%
Class A Common Stock	Michael P. Flaherty	384,591 shares (B)	1.78%
Class A Common Stock	Edward L. Williams	601,575 shares (B)	2.78%
Class A Common Stock	David Borland	12,000 shares (C)	0.06%
Class A Common Stock	All officers and directors as a group	2,447,994 shares (D)	10.46%
Series A-1 Redeemable Preferred Stock	Hare & Company c/o Bank of New York P.O. Box 11203 New York, NY 10249	99 shares	7.94%
Series A-1 Redeemable Preferred Stock	Graphite Enterprise Trust PLC Berkley Square House, 4th Floor London W1J 6BQ England	140 shares	11.17%
Series A-1 Redeemable Preferred Stock	Toxford Corporation Place de Saint Gervais 1 1211 Geneva Switzerland	908 shares	72.62%

Series A-2 Redeemable Preferred Stock	Hare & Company c/o Bank of New York P.O. Box 11203 New York, NY 10249	139 shares	7.94%
Series A-2 Redeemable Preferred Stock	Graphite Enterprise Trust PLC Berkley Square House, 4th Floor London W1J 6BQ England	196 shares	11.17%
Series A-2 Redeemable Preferred Stock	Toxford Corporation Place de Saint Gervais 1 1211 Geneva Switzerland	1,271 shares	72.62%
12% Cumulative Exchangeable Redeemable Preferred Stock	Value Partners, Ltd. Ewing & Partners Timothy G. Ewing 4514 Cole Avenue, Suite 808 Dallas, TX 75205	501,317 shares (E)	15.74%
12% Cumulative Exchangeable Redeemable Preferred Stock	Wynnefield Partners Small Cap Value, L.P. Wynnefield Partners Small Cap Value, L.P. I Channel Partnership II, L.P. Wynnefield Small Cap Value Offshore Fund, Ltd. Wynnefield Capital Management, LLC Wynnefield Capital, Inc. Nelson Obus Joshua Landes 450 Seventh Avenue, Suite 509 New York, NY 10123	373,500 shares (F)	11.72%
12% Cumulative Exchangeable Redeemable Preferred Stock	Athena Capital Management, Inc. Minerva Group, LP David P. Cohen 4 Tower Bridge #222 200 Barr Harbor Drive West Conshohocken, PA 19428	163,072 shares (G)	5.12%
12% Cumulative Exchangeable Redeemable Preferred Stock	Victor Morgenstern Faye Morgenstern Judd Morgenstern Morningstar Trust - Faye Morgenstern Trustee c/o Harris Associates, LP Two North LaSalle Street, Suite 500 Chicago, IL 60602	182,000 shares (H)	5.71%
12% Cumulative Exchangeable Redeemable Preferred Stock	Costa Brava Partnership III, LP Roark, Rearden & Hamot, LLC Seth W. Hamot White Bay Capital Management, LLC Andrew R. Siegel 237 Park Avenue, Suite 800 New York, NY 10017	521,287 shares (I)	16.36%
(A)	Graphite Enterprise Trust PLC and Graphite Enterprise Trust LP did not provide the Company with the addresses of the respective beneficial owners.
(B)	Messrs. Wood, Marino and Williams hold 8,392; 2,052; and 70,976 shares of the Company’s Class A Common Stock, respectively. On May 31, 2006 2,657,990 options held by Mr. Wood; 167,500 options held by Mr. Marino; and 50,000 options held by Mr. Williams expired. The Management Development and Compensation Committee is presently reviewing the potential process as to any re-issuance or grant of stock options relating to such expired stock options. In addition, the common stock holdings of Messrs. Wood, Marino, Flaherty, and Williams include 39,244; 24,483; 4,591; and 30,599 shares of the Company’s Class A Common Stock, respectively, held for their beneficial interest by the Telos Corporation Savings Plan. Messrs. Wood, Marino, Flaherty,and Williams hold options to acquire 380,000; 844,400; 380,000; and 500,000 shares of the Company’s Class A Common Stock, respectively, in addition to their current common stock holdings. This table includes shares which may be purchased upon exercise of the options which are exercisable within 60 days of September 30, 2006.
(C)	These holdings are comprised of vested options exercisable within 60 days of September 30, 2006.
(D)	The common stock holdings of the Company’s officers and directors as a group include 81,420 shares of the Company’s Class A Common Stock; 134,674 shares of the Company’s Class A Common Stock held for their beneficial interest by the Telos Corporation Savings Plan, and, under the Company’s stock option plan and certain stock option agreements, options to acquire 2,231,900 shares of Class A Common Stock exercisable within 60 days of September 30, 2006.
(E)	Value Partners Ltd. (“VP”), Ewing & Partners (“E&P”), and Timothy G. Ewing have filed a joint Schedule 13D under which they disclosed that they may act as a “group” within the meaning of Section 13(d) of the Securities Exchange Act. Each of the reporting persons disclosed that it might be deemed to beneficially own the aggregate of 501,317 shares of the Public Preferred Stock held of record by the reporting persons collectively. According to the Schedule 13D, VP has the sole power to vote or direct the vote and the sole power to dispose and to direct the disposition of, and E&P and Timothy G. Ewing have the shared power to vote or direct the vote and the shared power to dispose and to direct the disposition of 501,317 shares.
(F)	Wynnefield Partners Small Cap Value, L.P., (“WPSCV”), Wynnefield Partners Small Cap Value L.P. I (“WPSCVI”), Channel Partnership II, L.P. (“CP”), Wynnefield Small Cap Value Offshore Fund, Ltd. (“WSCVOF”), Wynnefield Capital Management, LLC (“WCM”), Wynnefield Capital, Inc. (“WCI”), Mr. Nelson Obus and Mr. Joshua H. Landes have filed a joint Schedule 13D under which they disclosed that they may be deemed to act as a “group” within the meaning of Section 13(d) of the Securities Exchange Act and that such group might be deemed to beneficially own the aggregate of 373,500 shares of the Public Preferred Stock held of record by the reporting persons collectively. According to the Schedule 13D, WCM is the sole general partner of WPSCV and WPSCVI and has the sole power to direct the voting and disposition of the shares beneficially owned by WPSCV and WPSCVI. Messrs. Obus and Landes are the co-managing members of WCM and each shares with the other the power to direct the voting and disposition of the shares that WCM may be deemed to beneficially own. WCI is the sole investment manager of WSCVOF and has the sole power to direct the voting and disposition of the shares that WSCVOF beneficially owns. Messrs. Obus and Landes are executive officers of WCI and each shares with the other the power to direct the voting and disposition of the shares that WCI may be deemed to beneficially own. Mr. Obus is the general partner of CP and has the sole power to direct the voting and disposition of the shares beneficially owned by CP. WPSCV has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 131,800 shares. WSCVOF has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 85,400 shares. WPSCVI has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 142,800 shares. CP has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 13,500 shares. Mr. Obus has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 13,500 shares, and shared power to vote or direct the vote and the sole power to dispose or direct the disposition of 360,000 shares. Mr. Landes has shared power to vote or direct the vote and the shared power to dispose or direct the disposition of 360,000 shares. WCM has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 274,600 shares. WCI has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 85,400 shares.
(G)	Athena Capital Management, Inc. (“ACM”), Minerva Group, LP (“MG”), and Mr. David Cohen have filed a joint Schedule 13G pursuant to which ACM has the shared power to vote or to direct the vote and the shared power to dispose or to direct the disposition of 111,429 shares; MG and Mr. Cohen have the sole power to vote or to direct the vote and the sole power to dispose or to direct the disposition of 44,210 and 7,433 shares, respectively.
(H)	Victor Morgenstern (“VM”), Faye Morgenstern (“FM”), Judd Morgenstern (“JM”) and Morningstar Trust - Faye Morgenstern Trustee (“MT”) have filed a joint Schedule 13D in which VM has the sole power to vote and dispose of 50,000 shares, and the shared power to dispose of 132,000 shares; FM has the sole power to vote or direct the vote of 17,000 shares and shared power to dispose or direct the disposition of 92,000 shares; JM has the sole power to vote or direct the vote of 40,000 shares and shared power to dispose or direct the disposition of 115,000 shares; MT has the sole power to vote or direct the vote of and shared power to dispose or direct the disposition of 75,000 shares.
(I)	Costa Brava Partnership III, LP (“CBP”), Roark, Rearden & Hamot, LLC (“RRH”), White Bay Capital Management, LLC (“WBCM”). Mr. Seth W. Hamot and Mr. Andrew R. Siegel have filed a joint Schedule 13D in which CBP has the sole power to vote or to direct the vote and to dispose or direct the disposition of 506,811 shares; RRH, WBCM and Mr. Hamot have the shared power to vote or to direct the vote and dispose or direct the disposition of 506,811 shares; Mr. Siegel has the sole power to vote or direct the vote and to dispose or direct the disposition of 14,476 shares, and the shared power to vote and dispose or direct the vote or disposition of 506,811 shares.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1933 requires officers, directors and owners of more than 10% of any class of the Company’s equity securities to file reports of changes in ownership of the Company’s registered equity securities with the Securities and Exchange Commission and to furnish the Company with copies of all Section 16(a) forms so filed. Based on a review of the copies of such forms furnished to the Company and written representation from the Company’s executive officers and directors, the Company determined that the persons listed below who were subject to these reporting requirements inadvertently did not file the required reports on a timely basis during fiscal 2005 and/or the years in which they became subject to such reporting requirements. As a result, in 2006, the Company filed Forms 3 and 4 on behalf of such officers and directors.

Name	Number of Late Reports	Number of Transactions
Baker, Geoffrey B.	2	1
Borland, David	2	1
Buona, Ralph M.	2	1
Byers, Norman P.	3	2
Dorman, Ronald J.	1	0
Easley, David S.	1	0
Flaherty, Michael P.	3	2
Griffin, Mark D.	2	1
Marino, Robert	14	15
Masters, Francis M.	1	0
Morehouse, James W.	1	0
Motley, Langhorne A.	2	1
Murphy, Michael T.	1	0
Nakazawa, Michele	2	1
Owsley, Thomas L.	1	0
Siegel, Andrew R.	1	1
Sterrett, Malcolm M.B.	3	2
Stewart, Bruce J.	1	0
Tracy, Richard P.	2	1
Whitehead, Alvin F.	2	1
Williams, Edward L.	2	1
Wood, John B.	6	6

Biographical Information of Directors and Executive Officers

         The following is certain biographical information concerning the directors and executive officers of the Company. The term of each of the directors to be elected at the Annual Meeting continues until the next annual meeting of stockholders and until his successor is elected and qualified, except that any directorships held by the Class D Directors will terminate whenever all accumulated dividends on the Public Preferred Stock have been paid.

Directors

John B. Wood, President, Chief Executive Officer, Chairman of the Board and Director

         Mr. Wood (age 43) joined the Company in 1992 as Executive Vice President and Chief Operating Officer (“COO”) and in 1994 was named President and Chief Executive Officer (“CEO”). In March 2000 he was appointed to the newly created position of Executive Chairman of the Board, which he held until he became Chairman of the Board subsequent to a restructuring of the Board of Directors in 2002. In January 2003, Mr. Wood resumed the positions of President and CEO. Mr. Wood has also served as Chairman and CEO of Enterworks, Inc., an affiliate of the Company, since January 1996. Prior to joining the Company, Mr. Wood worked on Wall Street for Dean Witter Reynolds, UBS Securities, and his own boutique investment bank. Mr. Wood graduated from Georgetown University where he earned a Bachelor of Science in Business Administration in finance and computer science. Mr. Wood also serves on two private company boards and two foundation boards.

Bernard C. Bailey, Director

         Mr. Bailey (age 53) was elected to the Board of Directors in October 2006. Mr. Bailey’s career spans over two decades of management experience in the high technology and security industries. He served most recently from August 2002 to September 2006 as the president and CEO of Viisage Technology, Inc., a leading provider of advanced technology identity solutions. Under his four years of leadership, Viisage’s market capitalization grew from $60 million to over $1 billion. During that period the company executed nine acquisitions, eventually culminating in the formation of L1 Identity Solutions, a NYSE listed company. Prior to Viisage, from January 2001 to August 2002, Mr. Bailey served in various executive roles, including COO at Art Technology Group (ATG), a leading provider of e-commerce software. From 1984 to 2001 Mr. Bailey held a variety of finance, sales, marketing, and operations positions at IBM, where he also served in executive roles involved in the growth and development of IBM Global Service’s systems integration and consulting business lines.

David Borland, Director

         Mr. Borland (age 58) was elected to the Board of Directors in March 2004 after retiring as Deputy Chief Information Officer (“CIO”) of the U.S. Army with more than 30 years of experience in the Federal government. Since January 2004, Mr. Borland has served as President of the Borland Group, an information technology consulting company. Mr. Borland’s career Army experience also includes serving as Vice Director of Information Systems for Command, Control, Communications, and Computers (“DISC4”); Director of the Information Systems Selection and Acquisition Agency (“ISSAA”); and numerous other positions. From 1966 through 1970, Mr. Borland served in the U.S. Air Force. Mr. Borland has received numerous awards, including the Meritorious Presidential Rank Award for Senior Executive Service Members (1996) and the Distinguished Presidential Rank Award (2000). He has been named

Federal Computer Week Fed 100 four times and Government Computer News Department of Defense Executive of the Year in November 2000.

William M. Dvoranchik, Director

         Mr. Dvoranchik (age 60) was elected to the Company’s Board of Directors in October 2006. From 1999 to 2001, Mr. Dvoranchik was president of Electronic Data Systems Federal Government, where he oversaw all aspects of EDS’ relationship with the US Government. He retired in August 2001 after more than 30 years with EDS. Mr. Dvoranchik joined EDS as a systems engineer in 1971, and later was appointed manager of the National Information Systems account. He next served as vice president for the corporation’s savings and loan business division, and as division manager for banking and thrift institutions. He became vice president of EDS Government Services in 1986 and president in 1989. Mr. Dvoranchik was appointed president of EDS State and Local Government in 1997 and led the unit to record operating profits. He was appointed president of EDS Government Enterprise Solutions in January 1999 and assumed the position of president of EDS Federal Government in September of that year. For over 20 years, Mr. Dvoranchik served as chairman of the board of the EDS Employees Federal Credit Union, which had assets of more than $400 million. He has held leadership positions in numerous industry and civic organizations and presently serves on the Advisory Boards of Quest Software, TIBCO, and ITAA.

Lt. Gen. Bruce Harris (USA, Ret.), Director

         Lieutenant General Harris (age 72) was elected to the Board in August 2006. He retired from the United States Army in September of 1989 after more than 33 years of continuous active duty. At the time of his retirement General Harris was the Director of Information Systems for Command, Control, Communications and Computers in the Office of the Secretary of the Army, Washington, D.C. In that capacity he served as the principal advisor to the Secretary and Chief of Staff of the Army on all aspects of policy, planning, resourcing and acquisition of communications, automation, information management and command and control systems in the United States Army. Since his retirement, General Harris has worked with many of America’s leading corporations as a consultant on matters relating to the development of strategic and business plans, resource planning and budget formulation.

Lt. Gen. Charles S. Mahan, Jr. (USA, Ret.), Director

         Charles S. Mahan, Jr. (age 60) was elected to the Board of Directors in August 2006. He became president and chief executive officer of Horne Engineering Services, LLC in July 2006 and assumed the role of Chief Operating Officer of Horne International (Horne Engineering Services and two other subsidiaries that form Horne International) in October 2006. Mr. Mahan joined Horne in 2006 and is focused on the company’s continued growth in the government services sector. Prior to joining Horne, from July 2005 to July 2006, he was Vice President of Homeland Security and Defense for SAP Public Services, Inc., where he led both SAP’s Homeland Defense practice and its business development efforts for all federal, state, and local government organizations. Prior to joining SAP, Mr. Mahan helped establish Home Depot’s Government Solutions Group. He brings more than 35 years of distinguished military service, having retired from the U.S. Army in 2003 with the rank of Lieutenant General and serving as the Army’s Deputy Chief of Staff for Logistics. He currently serves on the Board of Directors of The Society of International Logistics (SOLE) and the National Defense Industrial Association (NDIA).

Robert J. Marino, Director and Executive Vice President Special Projects

         Mr. Marino (age 69) joined the Company in 1988 as Senior Vice President of Sales and Marketing. In 1990, his responsibilities were expanded to include Program Management in addition to Sales and Marketing. In January 1994, Mr. Marino was appointed to President of Telos Systems Integration, and in January 1998, he was appointed to Chief Sales and Marketing Officer. Prior to joining the Company in February 1988, Mr. Marino held the position of Senior Vice President of Sales and Marketing with Centel Federal Systems and M/A.com Information Systems, both of which are U.S. Government contractors. Mr. Marino was elected to the Board of Directors in June 2004 at which time he was also appointed Executive Vice President Special Projects and stepped down as Executive Vice President and Chief Sales and Marketing Officer.

Vice Adm. Jerry O. Tuttle (USN, Ret.), Director

         Vice Admiral Jerry O. Tuttle (age 71) was elected to the Board of Directors in August 2006. He retired from the United States Navy in 1993 following a 39-year career that included assignments to numerous attack and fighter squadrons as well as leadership of key information technology programs. Mr. Tuttle is widely regarded as an information technology strategist, having created Navy’s 4I Joint Operations Tactical System. In 1989, he became Director, Space and Electronic Warfare, an assignment he held until retirement. Since February 2002 he has been president and CEO of J.O.T. Enterprises, an information systems and command, control, communications, intelligence, surveillance and reconnaissance consulting company. Previous executive positions were, from June 2000 to February 2002, as president of REL-TEK Systems & Design (now Savantage Financial Services), an employee-owned software development firm; from 1996 to 2000, as president of ManTech International’s largest subsidiary, ManTech Systems Engineering; and, from 1993 to 1996, as vice president for business development and chief staff officer with Oracle Government.

Resignation of Directors

         Messrs. Bailey, Dvoranchik, Harris, Mahan and Tuttle who joined the Board as Class A/B Directors on October 21, 2006 and October 31, 2006, respectively, replaced the former Class A/B Directors who resigned in 2006 as set forth below. No nominations have been received for two Class D directors to replace Messrs. Baker and Sterrett.

         On August 16, 2006, Ambassador Langhorne A. Motley resigned as a director of the Company and as a member of the Proxy Board (a board set up pursuant to a proxy agreement with respect to capital stock among the Company, the Defense Security Service of the United States Department of Defense, and Mr. John R.C. Porter and related entities, the majority shareholders of the Company’s Class A Common Stock).

         Ambassador Langhorne A. Motley served as the chair of the Audit Committee of the Board of Directors, and as a member of the Management Development and Compensation Committee and of the Transaction Committee of the Board of Directors of the Company. Ambassador Motley was also, with Mr. Byers, one of two members of the Proxy Board.

         A copy of Ambassador Motley’s notice of resignation is filed as Exhibit II hereto and incorporated by reference herein. The reasons for his resignation are set out in his resignation letter, and include references to a recent medical incident coupled with the workload related to the business of the Company.

         Following its receipt of the resignation of Ambassador Motley on August 16, 2006, the Company also received the resignations, effective August 16, 2006, of Mr. Geoffrey B. Baker, Mr. Malcolm M.B. Sterrett, Mr. Bruce J. Stewart, Mr. Thomas L. Owsley and Mr. Norman P. Byers from the Board of Directors of the Company. In addition, Mr. Byers also resigned as Chairman of the Proxy Board.

         Mr. Baker served as a member of the Management Development and Compensation Committee and the Transaction Committee of the Board of Directors. A copy of Mr. Baker’s notice of resignation is filed as Exhibit III hereto and incorporated by reference herein. Mr. Sterrett served as a member of the Audit Committee, the Nominating and Corporate Governance Committee, and the Transaction Committee of the Board of Directors. A copy of Mr. Sterrett’s notice of resignation is filed as Exhibit IV hereto and incorporated by reference herein. The resignation letters of Mr. Sterrett and Mr. Baker are identical, and set forth their reasons for resigning.

         Mr. Stewart and Mr. Owsley provided no reason for their resignations. Mr. Stewart and Mr. Owsley served as the members of the Special Litigation Committee of the Board of Directors. A copy of the notices of resignation of Mr. Stewart and Mr. Owsley are filed, respectively, as Exhibits V and VI hereto and incorporated by reference herein.

         Mr. Byers served as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors, and as the chair of the Transaction Committee of the Board of Directors. Mr. Byers was also, with Ambassador Motley, one of two members of the Proxy Board, and was the chair of the Proxy Board. A copy of Mr. Byers’s notice of resignation is filed as Exhibit VII hereto and incorporated by reference herein. The reasons for his resignation are set out in his resignation letter.

         Mr. Baker, Mr. Sterrett and Mr. Byers also stated they were each resigning because of a disagreement with the Company on a matter relating to the Company’s operations, policies or practices, and required that the Company file a Form 8-K with regard to their resignation and include a copy of their letter with the filing. The Company believes that the following circumstances may have represented the disagreements that might, in whole or in part, have caused or contributed to the resignations of Mr. Baker, Mr. Sterrett, and Mr. Byers from the Board of Directors of the Company. The Company believes that they may have disagreed with the decision of Mr. David Borland to resign from the Audit Committee of the Board of Directors and as chairman of the Management Development and Compensation Committee of the Board of Directors, but to remain as a director and as a member of the Management Development and Compensation Committee. Mr. Borland’s resignation from the Audit Committee of the Board of Directors and as the chairman of the Management Development and Compensation Committee of the Board of Directors of the Company was disclosed in a filing on Form 8-K filed on August 21, 2006. The Company also believes that they may have disagreed with Mr. John R.C. Porter, the owner of a majority of the Company’s Class A Common Stock, over the extent of any asset sale or other strategic transaction that the Company might conduct, over their rights and responsibilities to Mr. Porter as the owner of a majority of the Company’s Class A Common Stock, and, in the case of Mr. Byers, with regard to his obligations as set forth in the proxy agreement.

         Previously, effective March 2, 2006, Dr. Fred C. Ikle had resigned from the Board. He had served as a member of the Board since January 1994 and was Chairman of the Board from January 1995 to March 2002. Dr. Ikle also served as a member of the Nominating and Corporate Governance Committee and the Proxy Board. His letter of resignation is attached as Exhibit VIII hereto.

Executive Officers

         The following is certain biographical information concerning the Company’s executive officers. Executive officers are appointed annually by the Board of Directors and hold office until their successors are duly appointed and qualified.

Michael P. Flaherty, Executive Vice President, General Counsel and Chief Administrative Officer

         Mr. Flaherty (age 61) was appointed Executive Vice President, General Counsel and Chief Administrative Officer in January 2001. Prior to joining the Company, Mr. Flaherty was of counsel to the law firm of O’Donnell & Shaeffer, LLC and principal stockholder and CEO of First Continental Group, Inc. Mr. Flaherty has extensive experience in all aspects of civil litigation, serving as lead trial counsel for major corporations. Mr. Flaherty has also served as General Counsel of the U.S. House of Representatives Committee on Banking, Finance and Urban Affairs and Counsel to the Speaker of the House of Representatives. Additionally, Mr. Flaherty is the past chairman of the Executive Committee of the Federal Bar Association’s Banking Law Committee.

Edward L. Williams, Executive Vice President and COO

         Mr. Williams (age 45) joined the company in 1993 as a Senior Vice President responsible for finance, pricing, purchasing, and Defense Contract Audit Agency compliance. In 1994, his responsibilities were expanded to include accounting and business development. In 1996, Mr. Williams was appointed to manage the Company’s networking business unit. In 2000, his responsibilities were expanded to include management of the Company’s operations. Mr. Williams was named Executive Vice President and COO in 2003. In October 2003, Mr. Williams was appointed to serve as Interim CFO. Prior to joining Telos Corporation, Mr. Williams was the CFO for Centel Federal Systems and M/A.com Information Systems, both of which are U.S. Government contractors. Mr. Williams has a Bachelor of Science in Finance from the University of Maryland.

Richard P. Tracy, Senior Vice President and Chief Security Officer

         Mr. Tracy (age 44) was appointed Chief Security Officer in February 2004. He joined the Company in October 1986 and held a number of management positions within the Company’s New Jersey operation. In February 1996, Mr. Tracy started the Company’s information security consulting practice. In February 2000, Mr. Tracy was selected to manage Xacta Corporation’s operations and promoted to Senior Vice President for Operations. He is identified as the chief inventor on all of Xacta’s patent applications.

Michele Nakazawa, Senior Vice President and Chief Financial Officer (“CFO”)

         Ms. Nakazawa (age 49) joined the Company in March 2004 as Vice President and Controller. In January 2005, Ms. Nakazawa was promoted to Senior Vice President and appointed to serve as CFO. Ms. Nakazawa has over 20 years experience in finance and accounting. Prior to joining the Company, she held various positions, including CFO of Ubizen, Inc., a U.S. subsidiary of a publicly-held Belgian company, from 1999 to 2003; Controller and Treasurer of National Security Analysts, Inc. from 1991 to 1997, and financial analyst for Federal Systems Division of IBM, Inc. from 1983 to 1990. Ms. Nakazawa is a Certified Public Accountant and holds a Masters of Science in Accounting from American University and a Bachelor of Arts in Chemistry from Goucher College.

Therese K. Hathaway, Vice President, Corporate Secretary and Corporate Counsel

         Ms. Hathaway (age 52) joined the Company in January 2001 as a Legal Consultant. In January 2002 she was appointed Corporate Counsel and in May 2003 assumed the additional position as Corporate Secretary. Prior to joining the Company, Ms. Hathaway funded and managed Hathaway Communications, specializing in legal translation services for law firms and government agencies, including the Justice Department. Ms. Hathaway has also served as Management Consultant to IDS Corporation, a private firm, and as Law Clerk to the International Trade Policy Counsel of General Electric Company. Ms. Hathaway holds a law degree from the University of Berne/Switzerland and a Master of Comparative Law from George Washington University.

Each of the directors and executive officers of the Company is a United States citizen.

Meetings of the Board of Directors and Committees of the Board of Directors

         During the fiscal year ended December 31, 2005, the Board of Directors held eight meetings. As of the date of this Proxy Statement, the Board of Directors had five standing committees: the Audit Committee, the Management Development and Compensation Committee, the Nominating and Corporate Governance Committee, the Special Litigation Committee, and the Transaction Committee (inactive). During the fiscal year ended December 31, 2005, with the exception of Mr. Stewart who attended 66%, each then incumbent Director attended over 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees of the Board on which he served.

         The Audit Committee, which as of the date of this Proxy Statement consists of, pursuant to Rule 4200(a)(15) of the NASD, independent Directors Bailey (chairman), Dvoranchik, and Mahan, was established to review, in consultation with the independent auditors, the Company’s financial statements, accounting and other policies, accounting systems and systems of internal controls. In 2005, the Audit Committee, at the time consisting of Ambassador Langhorne A. Motley, Mr. Borland, Norman P. Byers, and Malcolm M.B. Sterrett, met six times. The Audit Committee members regularly interacted with the Company’s senior management and outside auditors. The newly appointed Audit Committee will review the committee’s operations and those of the Company, including with regard to recently imposed regulatory and accounting requirements, so as to proactively comply with both the spirit and intent of the law, regulations and accounting practices. A copy of the Audit Committee’s charter is attached as Exhibit I to this Proxy Statement. The Audit Committee was established in accordance with Rule 3(a)(58)(a) of the Securities Exchange Act of 1934, as amended.

         The Independent Committee on Restructuring had been established in November 2004 to consider any and all proposals and alternatives with respect to the possible recapitalization or restructuring of the Company’s capital stock. The Independent Committee on Restructuring consisted of Directors Ikle (Chairman), Borland and Motley. The committee delivered its final report on October 31, 2005 and disbanded effective the same date.

         The Management Development and Compensation Committee, which as of the date of this Proxy Statement consists of independent Directors Borland, Dvoranchik, and Harris, was established to review and approve the compensation of the Chairman, President and CEO of the Company and to review and approve bonus compensation and stock option plans for the Company. The Management Development and Compensation Committee, which at the time consisted of Messrs. Baker, Borland, and Motley, formally met two times during the year 2005 and regularly interacted amongst its members and with senior management regarding all matters of compensation and employee benefits.

         The Management Development and Compensation Committee, as in the case of the Audit Committee, is closely monitoring the requirements of the Sarbanes-Oxley Act of 2002 and other corporate governance proposals and has instructed management to adopt and implement compensation practices that comply with both the spirit and the intent of the emerging legal, regulatory and accounting requirements.

         The Nominating and Corporate Governance Committee was established to make recommendations regarding Board nominations and to monitor the implementation of corporate governance rules and regulations. As of the date of this Proxy Statement, the Nominating and Corporate Governance Committee consists of Directors Borland, Harris, and Tuttle, serving as independent directors pursuant to Rule 4200(a)(15) of the NASD; and Messrs. Marino and Wood (Chairman) who, pursuant to that rule, are not independent. The Nominating and Corporate Governance Committee, which at the time consisted of Messrs. Byers, Ikle, Marino, Sterrett, and Wood, held three meetings in 2005. The Nominating and Corporate Governance Committee at this time does not operate under a formal charter, however, Board members are nominated pursuant to the following policy: The Nominating and Corporate Governance Committee identifies potential candidates for first-time nomination as a director by using a variety of sources such as recommendations from the Company’s management, current Board members, stockholders, and contacts in organizations served by the Company. Stockholders may nominate potential candidates by following the procedure set forth in the Company’s Bylaws: The process set forth in the Company’s Bylaws provides that, in order for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver written notice to the Company’s secretary at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The Nominating and Corporate Governance Committee will consider any director nominees submitted by stockholders in accordance with these procedures.

         The Nominating and Corporate Governance Committee then conducts an initial review of the potential candidate’s background, including whether he/she meets the minimum qualifications for Board members; whether the individual would be considered independent under NASD and SEC rules; and whether the individual would meet any additional requirements imposed by law or regulation on members of the Audit and/or Management Development and Compensation Committees of the Board. Among the requirements potential candidates should meet are the following: U.S. citizenship; eligibility for security clearance at top secret level; 10 years of corporate or related business experience, preferably having served on corporate Boards or committees; and familiarity with government contracts, the defense industry, and information technology and security. The evaluation process of a potential candidate’s background will not be treated differently whether or not he/she was nominated by a stockholder.

         If the initial candidate review is satisfactory, the Nominating and Corporate Governance Committee will arrange an introductory meeting with the candidate and the committee’s chairman or the Company’s CEO or with other directors to determine the potential candidate’s interest in serving on the Board. If the candidate is interested in serving on the Board and the Nominating and Corporate Governance Committee recommends further consideration, a comprehensive interview conducted by the Nominating and Corporate Governance Committee,

the CEO, other members of the Board, and in some cases, key Company executives, follows.

         Upon successful conclusion of the review process, the Nominating and Corporate Governance Committee will present the candidate’s name to the Board of Directors for nomination as a director and inclusion in the Company’s Proxy Statement.

         The incumbent directors nominated for election at the 2006 Annual Meeting were nominated by the Board of Directors based on the recommendation of the Nominating and Governance Committee.

Stockholder Communications with Board of Directors

         Stockholders wishing to communicate with the Board of Directors should contact the Corporate Secretary who will forward such communication to the appropriate committee of the Board of Directors.

Legal Proceedings With 10% Beneficial Owner of the Company’s Stock

         As set forth below, the Company is a party to legal proceedings with a beneficial owner of the Company’s stock where such beneficial owner is a party adverse to the Company.

         On October 17, 2005, Costa Brava Partnership III, L.P. (“Costa Brava”), a holder of the Company’s Public Preferred Stock, filed a lawsuit in the Circuit Court of Baltimore City in the State of Maryland (“Complaint”) against the Company, its directors, and certain of its officers. According to Amendment No. 6 to Schedule 13D filed by Costa Brava on October 18, 2005, Costa Brava owns 15.9% of the outstanding Public Preferred Stock.

         The Complaint alleges that the Company and its officers and directors have engaged in tactics to avoid paying mandatory dividends on the Public Preferred Stock, and asserts that the Public Preferred Stock has characteristics of debt instruments even though issued by the Company in the form of stock. Costa Brava alleges, among other things, that the Company and an Independent Committee of the Board of Directors have done nothing to improve what they claim to be the Company’s insolvency, or its ability to redeem the Public Preferred Stock and pay accrued dividends. They also challenge the bonus payments to the Company’s officers and directors, and consulting fees paid to the holder of a majority of the Company’s common stock.

         Costa Brava is seeking the following relief: (I) that the officers and directors who are named in the Complaint be deemed to be involuntary trustees of certain bonus amounts received by them from the Company, and that any proceeds from those bonuses be held in constructive trust for the Company with the duty to return them to the Company; (II) an injunction enjoining the Company from making future bonus payments and further grants of stock options in the Company and its wholly-owned subsidiaries to any officers and directors unless and until dividend arrearages on the Public Preferred Stock are satisfied in full, and an injunction enjoining any officers and directors who have already received grants of stock options in the Company’s wholly-owned subsidiaries from exercising those options unless and until dividend arrearages on the Public Preferred Stock are satisfied in full; and (III) appointment of a receiver for the Company to take charge of the Company’s assets and operate the business, as necessary and proper to preserve them, and to take such actions as are necessary to remedy and/or prevent the fraudulent conveyances complained of in the Complaint. In the alternative, Costa Brava is seeking (IV) appointment of a receiver for the Company to take charge of the Company’s assets and operate the business; and (V) judicial dissolution of the Company and appointment of a temporary receiver to take charge of the Company’s assets and operate the business.

Costa Brava also seeks damages from the officers and directors of the Company.

         On December 22, 2005, the Company’s Board of Directors established a Special Litigation Committee comprised of independent directors to review and evaluate the matters raised in the derivative suit filed against the Company by Costa Brava relating to the Company’s Public Preferred Stock. The Special Litigation Committee is investigating, reviewing, and analyzing the allegations made in the derivative suit with respect to certain of the Company’s directors and officers, and making a determination for the Company as to what action the Company should take in connection with those matters, including whether or not to institute litigation against those directors and officers.

         On January 9, 2006, the Company filed a motion to dismiss the Complaint or, in the alternative, to stay the action until the Special Litigation Committee had sufficient time to properly investigate and respond to Costa Brava’s demands. On the same day, the Company officers and directors each filed a motion to dismiss for lack of personal jurisdiction and failure to state a claim. The oral arguments were heard on February 28, 2006 before Judge Albert J. Matricciani, Jr. On March 30, 2006, the court granted the motions in part and denied them in part. The motion to dismiss filed by the directors was granted with respect to Director Stewart, but denied in all other parts. The motion to dismiss filed by the officers was denied. In the motion filed by the Company, it was granted with respect to Costa Brava’s demand for an appointment of a receiver to take charge of the Company’s assets and operate the business. In addition, the court granted the motion to dismiss the specific counts of the Complaint with respect to any derivative claims based on transactions or events that occurred prior to January 25, 2005, but denied the motion with respect to the derivative claims based on transactions or events that occurred on or after January 25, 2005. The judge also denied the alternative request for a stay.

         On February 8, 2006, Wynnefield Small Cap Value, L.P. (“Wynnefield”) filed a motion to intervene as a matter of right, and in the alternative at the discretion of the court. On May 16, 2006 the court issued an order denying Wynnefield’s motion to intervene as a matter of right, but granted the motion on permissive grounds, stating that Wynnefield is similarly situated with Costa Brava although their interests are not identical. On May 25, 2006, an Amended Order was entered by Judge Matricciani, designating Wynnefield Partners as the Plaintiff with Costa Brava in the Lawsuit. Costa Brava and Wynnefield are hereinafter referred to as “Plaintiffs.”

         The Company’s answer to the complaint was filed on April 28, 2006.

         On May 22, 2006, a status conference took place with all the parties before Judge Matricciani. At that conference, the trial date was set for April 9, 2007. However, on October 11, 2006, Judge Matricciani issued a revised scheduling order, scheduling trial to begin on September 4, 2007.

         On May 26, 2006, Plaintiffs filed a Motion for a Preliminary Injunction to prevent the sale or disposal of Xacta Corporation or any of its assets until the lawsuit is resolved on the merits. Defendants filed their opposition on June 26, 2006. The hearing on the motion for preliminary injunction was originally scheduled for July 25, 2006, and then postponed. The delay was requested by Plaintiffs who claimed that the Defendants had failed to respond to Plaintiffs’ discovery requests. On October 26, 2006, an order was issued dismissing the motion without prejudice.

         On August 30, 2006, Plaintiffs filed a Motion for Receivership, claiming that the recent resignations of six of the nine members of the Board of Directors demonstrate that the Company is “ungovernable”, and therefore a receiver should be appointed to manage the affairs of the Company and to ultimately dissolve it.

After a series of depositions of the former directors and the chief executive officer, the hearing on the motion was held on October 18, 2006 in Baltimore, Maryland. On October 30, 2006, each party submitted a Supplemental Memorandum of Proposed Findings of Facts and Conclusions of Law.

         At this stage of the litigation, it is impossible to reasonably determine the degree of probability related to Plaintiffs’ success in any of their assertions. Although there can be no assurance as to the ultimate outcome of this litigation, the Company and its officers and directors strenuously deny Plaintiffs’ claims, will vigorously defend the matter, and will continue to oppose the relief sought.

         Audit Committee Report

         The information in this report is not deemed to be “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (the “SEC”) or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Exchange Act.

         The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

         In fulfilling its oversight responsibilities, the Audit Committee, until August 16, 2006 consisting of Messrs. Langhorne A. Motley, David Borland, and Norman P. Byers, reviewed with management the audited financial statements in the Annual Report that were included in the Company’s Annual Report filed on Form 10-K for fiscal year ended December 31, 2005, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

         The newly appointed Audit Committee, consisting of Messrs. Bailey, Dvoranchik and Mahan, has received from the independent auditors the written disclosures and letter required by the Independence Standards Board in Independence Standards Board Standard No. 1, has discussed with the independent auditors the auditors’ independence from management and the Company, including SAS 61 (Codification of Statements on Auditing Standards (AU ss.380)), and will review with the independent auditors and the Company’s executive management the Company’s financial reporting process.

         Submitted as successors to the Audit Committee:
Bernard C. Bailey William M. Dvoranchik Charles S. Mahan

Management Development and Compensation Committee Report

         The information in this report is not deemed to be “soliciting material” or deemed to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Exchange Act.

         The Compensation Committee believes that long-term corporate performance is enhanced by aligning the goals of the Company’s key employees, including its executive officers, with the financial interests of the Company. Performance-based incentive pay programs, applied in a balanced and cost-effective manner and closely tied to company-wide, business unit and/or individual performance of predetermined financial and operating goals, can be a powerful and effective tool to advance the business interests of the corporation.

         Compensation for the company’s key employees consists of three principal components: base salary, short-term incentive compensation; and long-term compensation. The short-term incentive compensation programs are cash-based and generally tied to the annual financial performance of the Company or the key employee’s business unit, principally based upon profits. The long-term incentive compensation program is tied to the value of the Company’s stock through stock options. The Company encourages its executives to own stock of the Company and the long-term incentive compensation is designed in part to promote such objective.

         The relative levels of base salary for executive officers are designed to reflect each executive officer’s scope of responsibility and accountability within the Company. Base salaries are generally established at levels sufficient to attract and retain an effective management team when considered in combination with the performance-based components of the program.

         The principal short-term incentive for key employees is the performance-based cash bonus paid subsequent to fiscal year end. For the Chief Executive Officer and most other senior executive officers, these awards are made based upon annually budgeted orders, revenue, operating profit, and cash flow, and utilize the performance metrics set by the Committee as described below. The performance metrics are weighted, with most emphasis given to profit and cash flow. Performance is measured against the budgeted metrics and a separate score is assigned to each metric. The weighting is then applied to each score and the results summed up and applied as a percentage against the budgeted bonus pool. There is a minimum acceptable score of 70 percent.

         Bonus awards for the Company’s remaining executive officers are based primarily on individual performance, as evaluated by the Chief Executive Officer and reviewed by the committee, with consideration given to the Company’s financial performance measured principally in terms of its profits.

         Long-term incentives are provided in the form of stock options, awarded from time to time under the Company’s shareholder-approved stock option plans. The Committee determines the amount and terms of stock option grants based on a number of factors. In evaluating management’s recommendations for the recipients and size of stock option awards, the Committee considers the level of incentive already provided by the size and status of prior grants and a subjective evaluation of the employee’s potential contribution to the Company’s future success. The Company issued no stock options in 2005.

Other Components of Executive Compensation

         In addition, the Company provides a limited number of perquisites to its executive officers. The Committee believes that the perquisites are reasonable and consistent with the overall executive compensation program. The perquisites may include such personal benefits as health club memberships of up to $1,200 per year, executive life insurance of up to $8,000 per year, and automobile-related expenses of up to $12,000 per year.

CEO Compensation

         The Compensation Committee, in 2005 consisting of Messrs. Borland, Baker, and Motley determined the compensation of John B. Wood, Chairman of the Board and Chief Executive Officer of the Company, for fiscal 2005 in accordance with the guidelines described above. The Committee determined that Mr. Wood’s base salary for fiscal 2005 would remain unchanged from the prior year, as any increase in compensation should be performance-based. No cash bonus was paid to the CEO in 2005.

         The Compensation Committee, as of the date of this Proxy Statement consisting of Messrs. Borland, Dvoranchik, and Harris, will review the Company’s compensation policy for key employees.

         Submitted as successors to the Management Development and Compensation Committee:

David Borland William M. Dvoranchik Bruce R. Harris

Management Development and Compensation Committee Interlocks and Insider Participation

         The Management Development and Compensation Committee is comprised exclusively of outside directors. As of the date of this Proxy Statement, the Management Development and Compensation Committee members are Directors Borland, Dvoranchik, and Harris. None of these individuals was an officer or employee of the Company at any time during the 2005 and 2006 fiscal years. No executive officer of the Company served on the Board of Directors or Board of Directors of another entity, or on any other committee of the Board of Directors of another entity performing similar functions during the last fiscal year.

Special Litigation Committee

         On December 22, 2005, the Company’s Board of Directors established a Special Litigation Committee comprised of independent directors to review and evaluate the matters raised in the shareholder derivative suit filed against the Company by Costa Brava Partnership III, L.P. relating to the Company’s Public Preferred Stock. Since its inception, the Special Litigation Committee has been investigating, reviewing, and analyzing the allegations made in the shareholder derivative suit with respect to certain of the Company’s directors and officers. The committee will make a determination for the Company as to what action the Company should take in connection with those matters, including whether or not to institute litigation against those directors and officers. Until their resignation in August 2006, the members of the Special Litigation Committee were Messrs. Owsley and Stewart. On September 25, 2006, Messrs. Harris and Tuttle were appointed to replace Messrs. Owsley and Stewart as members of the Special Litigation Committee.

Certain Relationships and Related Transactions

         Information concerning certain relationships and related transactions between the Company and certain of its current and former officers and directors is set forth below.

         Mr. John R.C. Porter, the owner of a majority of the Company’s Class A Common Stock, has a consulting agreement with the Company whereby he is compensated for consulting services provided to the Company in the areas of marketing, product development, strategic planning and finance as requested by the Company. Mr. Porter was paid $260,000 by the Company in 2005, 2004, and 2003 pursuant to his agreement, which amounts were determined by negotiation between the Company and Mr. Porter.

         Mr. David S. Aldrich, former President and Chief Executive Officer of the Company, entered into an agreement with the Company whereby Mr. Aldrich served as an advisor to the Company from December 31, 2002 through March 31, 2005. In return, Mr. Aldrich was paid $350,000 per annum from December 31, 2002 through March 31, 2005.

Summary Compensation Table

         The following table shows for the years ended December 31, 2005, 2004 and 2003, the cash compensation paid by the Company as well as certain other compensation paid or accrued for those years, to the chief executive officer and the four other most highly compensated executive officers of the Company in fiscal year 2005.

						Long-Term Compensation
		Annual Compensation				Awards			Payouts
Name and Principal Position	Year	Salary		Bonus	Other Annual Compen- sation (3)	Restricted Stock Award(s)	Securities Under-Lying Options/ SARs (1)		LTIP Payouts	All Other Compen- sation (4)

John B. Wood	2005	$350,002		$0	13,200	--	--		--	$10,607
(Chairman, President	2004	$350,002	(5)	$750,000	24,213	--	1,000,000	(2)	--	$10,729
and CEO)	2003	$345,969	(5)	$380,000	--	--	--		--	$10,201

Michael P. Flaherty	2005	$300,019		$0	$13,200	--	--		--	$13,775
(Exec. V.P., General	2004	$300,019		$410,000	21,470	--	450,000	(2)	--	$13,975
Counsel and CAO)	2003	$300,019		$250,000	--	--	--		--	$12,725

Robert J. Marino	2005	$227,094		$0	$13,200	--	--		--	$56,995
(Exec. V. P., Special	2004	$227,094		$245,000	19,899	--	450,000	(2)	--	$14,135
Projects)	2003	$227,094		$239,659	--	--	--		--	$13,635

Edward L. Williams	2005	$255,008		$0	$13,200	--	--		--	$7,245
(Exec. V.P. and COO)	2004	$255,008		$420,000	20,580	--	450,000	(2)	--	$7,445
	2003	$227,136		$250,000	--	--	--		--	$6,938

John M. McDuffie	2005	$250,000		$0	$13,200	--	--		--	$18,096
(Exec. V. P. and Chief	2004	$111,742		$250,000	5,500	--	450,000	(2)	--	--
Marketing Officer)	2003	--		--	--	--	--		--	--

(1) There are no restricted stock awards or payouts pursuant to long-term incentive plans.

(2) Options granted in 2004 are in Telos and Xacta common stock. On May 31, 2006 2,657,990 options held by Mr. Wood; 167,500 options held by Mr. Marino; and 50,000 options held by Mr. Williams expired. The Management Development and Compensation Committee is presently reviewing the potential process as to any re-issuance or grant of stock options relating to such expired stock options. Mr. McDuffie’s options expired on February 28, 2006 as a result of his resignation.

(3) Other annual compensation represents car allowance in 2005 and 2004, and vacation cash-out and additional wages related to payroll cycle change from biweekly to bimonthly in 2004.

(4) All other compensation represents Company contributions made on behalf of the executive officers to the Telos Shared Savings Plan (in 2003/2004/2005 in the amounts of $6,000/$6,500/$6,300; $6,000/$6,500/$6,300; $5,993/$6,500/$6,300; $5,250/$6,500/$6,300; $6,300; and $0/$0/$6,300, respectively, for Messrs. Wood, Marino, Williams, Flaherty, and McDuffie), and life insurance premiums paid by the Company for the benefit of the executives (in 2003/2004/2005 in the amounts of $4,201/$4,229/$4,307; $7,635/$7,635/$7,635; $945/$945/$945; $7,475/$7,475/$7,475; and $0/$0/$11,796, respectively, for Messrs. Wood, Marino, Williams, Flaherty; and McDuffie). In addition, all other compensation paid to Mr. Marino in 2005 included $43,060 in golf membership fees.

(5) The Company and its affiliate, Enterworks, Inc., have an agreement whereby Enterworks, Inc. reimbursed the Company for $65,000 for 2005, $80,000 for 2004, and $108,000 for 2003, of Mr. Wood’s annual salary.

Management Stock Options

         The following table shows, as to the individuals named in the Summary Compensation table, the number of shares acquired during such period through the exercise of options, and the number of shares subject to and value of all unexercised options held as of December 31, 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs At FY-End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs At FY-End (1) Exercisable/ Unexercisable
John B. Wood (Chairman, President and CEO)	--	--	3,595,990/ 582,000	$0 / $0

Michael P. Flaherty (Exec. V.P., General Counsel and CAO)	--	--	619,000 / 261,000	$0 / $0

Robert J. Marino (Exec. V. P., Special Projects)	--	--	1,178,900 / 261,000	$0 / $0

Edward L. Williams (Exec. V. P. and COO)	--	--	717,000 / 261,000	$0 / $0

John M. McDuffie (2) (Exec. V. P. and Chief Marketing Officer)	--	--	163,000 / 287,000	$0 / $0

(1) These aggregate values include values for exercisable options to purchase the Class A Common Stock of the Company, common stock of Xacta Corporation and Telos Delaware, Inc. The values are based upon an estimated fair market value at December 31, 2005 of $.62 per share for the Company’s Class A Common Stock and were derived from valuations performed by a third party firm for the trustees of the Telos Shared Savings Plan, a defined contribution employee savings plan in which substantially all full-time employees are eligible to participate.

On May 31, 2006 2,657,990 options held by Mr. Wood; 167,500 options held by Mr. Marino; and 50,000 options held by Mr. Williams expired. The Management Development and Compensation Committee is presently reviewing the potential process as to any re-issuance or grant of stock options relating to such expired stock options. Mr. McDuffie’s options expired on February 28, 2006 as a result of his resignation.

Compensation of Directors

         During the fiscal year ended December 31, 2005, outside Directors Mr. Baker, Mr. Borland, Mr. Byers, Dr. Ikle, Ambassador Motley, and Mr. Sterrett were paid $34,000, $77,000, $39,000, $72,000, 77,000, and $34,000, respectively, for their services as directors. Mr. Byers’ compensation included $5,000 for his services as chairman of the Proxy Board pursuant to the 1994 proxy agreement between the Company, the Defense Security Service, and Mr. John R.C. Porter.

         Effective January 2005, the Board of Directors adopted a new structure for the annual compensation of the Board members which provides for the following: for non-employee directors, a basic fee of $6,250 per quarter and $1,250 for each Board meeting attended, for a maximum of four meetings per year; $1,250 per quarter for the chairman of the Audit Committee, Management Development and Compensation Committee, and the Proxy Board, respectively; $500 per quarter for each member of the Audit Committee, the Nominating and Corporate Governance Committee and the Management Development and Compensation Committee, respectively; $10,000 per quarter to each member of the Independent Committee while the committee remained in existence. Effective October 1, 2006, the Board of Directors has changed the fees paid to Board members as follows: for non-employee directors, a basic fee of $10,000 per quarter for a maximum of two meetings per quarter; a quarterly meeting fee of $500 for each additional meeting per quarter; $1,250 per quarter for the respective committee chairmen; $625 per quarter for each committee member who is not committee chairman; and $2,500 per quarter for each Proxy Board member.

Employment Contracts

         As of December 31, 2005, the Company was a party to employment agreements with each of its named executive officers. Each employment agreement was for a one-year term and provided, respectively, for payment to Mr. Wood and Mr. Marino of the equivalent of 24 months of salary and for payment to Mr. Flaherty, Mr. McDuffie and Mr. Williams of the equivalent of 18 months salary, immediate vesting of the unvested portion of any outstanding stock options and continued payment of certain benefits for the relevant period of the agreement, if the named executive officer is terminated without cause, or, in the case of Messrs. Flaherty, McDuffie and Williams, due to disability or death, during the term of the agreement. Mr. McDuffie’s employment agreement terminated effective February 28, 2006, upon his resignation from Company employment.

         In addition to the base salary, the executives are eligible for a discretionary bonus and the grant of stock options under the employment agreements. The amount of any such discretionary bonus and the grant of any such stock options are subject to, depending on the individual, the review and/or approval of the Management Development and Compensation Committee and its report to and approval by the Board of Directors.

         Each year, the Company renegotiates its employment contracts as part of the yearly review process. Accordingly in 2007, the Company expects to review the contracts described above. In addition, strategic hires or promotions may increase the number of executives who have employment contracts.

Disclosure of Relationship with Independent Accountants

         PricewaterhouseCoopers LLP (“PwC”) served as the principal independent registered public accounting firm for the Company from the fiscal year ended December 31, 1997 to the quarter ended March 31, 2004. Goodman & Company LLP (“Goodman”) has served as the principal independent registered public accounting firm since the quarter ended June 30, 2004. The appointment of auditors is a matter for recommendation by the Audit Committee and determination by the Board of Directors for which no shareholder approval or ratification is necessary. The Board of Directors selected Goodman to audit the consolidated financial statements of the Company for fiscal years 2005 and 2006.

         As of July 30, 2004, the Company engaged Goodman & Company, LLP as its independent accountants. Goodman & Company LLP replaced PricewaterhouseCoopers LLP, which had served as the principal accountant for the Company since the fiscal year ended December 31, 1997. As set forth in the Form 8-K filed by the Company on July 2, 2004, in connection with its audits for the two most recent fiscal years and through June 25, 2004, the Company is unaware of any disagreements with PricewaterhouseCoopers LLP on matters of accounting principles or practices, financial statement disclosures or auditing scope or disagreements, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years. In addition, such report did not contain an adverse opinion or disclaimer of an opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. In conjunction with the Company’s Form 8-K filed on July 2, 2004, PriceWaterhouseCoopers LLP furnished a letter to the SEC confirming that they agreed with such statements made by the Company concerning their firm. The decision to change accountants was recommended and approved by the Audit Committee and the Board of Directors.

         The text of the Form 8-K filed by the Company on August 4, 2004 in connection with the engagement of Goodman & Company, LLP as its new independent accountants is set forth below:

Item 4. Changes in Registrant’s Certifying Accountants
(b) New Independent Accountants
(i) Based on the recommendation of the Audit Committee, the Registrant has engaged Goodman & Company, LLP, as its new independent accountants as of July 30, 2004. During the two most recent fiscal years and through July 30, 2004, the Registrant has not consulted with Goodman & Company regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report was provided to the Registrant or oral advice was provided that Goodman & Company concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

         Aggregate fees for professional services rendered to the Company by Goodman and PwC for the years ended December 31, 2005 and 2004 are summarized as follows:

	2005		2004
Goodman & Company, LLP:
Audit fees	$ 237,700	(1)	$ 157,848
Audit-related fees	57,156		--
Tax fees	20,000		--
All other fees	13,500		--
Total	$328,356		$157,848

PriceWaterhouseCoopers, LLP:
Audit fees	$ --		$55,500
Audit-related fees	15,000		15,000
Tax fees			17,815
All other fees	10,000		--

Total	$ 25,000		$ 88,315

(1) including estimated 2003 re-audit fee

         Non-audit related fees paid to Goodman in 2005 included fees in the amount of approximately $12,000 in connection with reviews of SEC filings and $1,500 related to compliance with Section 404 of the Sarbanes-Oxley Act. Non-audit related fees paid to PWC in 2005 included $5,000 paid in connection with the transition from PWC to Goodman and $5,000 arising in connection with certain restatements set forth below.

         During the first quarter of 2006, the Audit Committee of the Board of Directors, after consultation with management and Goodman, its current registered independent public accounting firm, determined that the Company should make certain restatements, reclassifications, and disclosure enhancements for the periods 2003 and 2004. It was not anticipated that such changes would significantly change the Company’s net income for 2003 or 2004, nor was it anticipated that the resolution of these issues would significantly affect the previously reported total revenue or costs for such periods. On April 28, 2006, the Company engaged Goodman to re-audit the Company’s financial results for the year ended December 31, 2003 and to address certain accounting issues and related disclosures for such period. The issues in question relate to certain enhanced disclosures, financial statement presentations, and cost classifications. These changes are reflected in the chart of restatements and reclassifications in Note 1 - Summary of Significant Accounting Policies. PricewaterhouseCoopers LLP, the Company’s prior principal independent registered accounting firm, previously issued an audit report on the 2003 financial statements which did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         The Audit Committee has adopted a policy governing the provision of audit and permitted non-audit services by the Company’s independent registered public accounting firm. Pursuant to this policy, the Audit Committee will consider annually and, if appropriate, approve the engagement of the independent registered public accounting firm to provide audit, review and attest services for the relevant fiscal year. Any changes to the terms and conditions of the annual engagement, resulting from changes in audit scope or company structure or from other subsequent events, must be approved in advance by the Audit Committee.

         The policy also provides that any proposed engagement of the independent registered public accounting firm for non-audit services, which are permitted under applicable law, rules and regulations, must be approved in advance by the Audit Committee. Such approvals are required to be obtained in advance at regularly scheduled meetings of the Audit Committee, except in special circumstances where delaying such approval until the next regularly scheduled meeting of the Audit Committee is impractical. In such special circumstances, approval of such engagements may be obtained by (i) telephonic meeting of the Audit Committee; (ii) unanimous consent action of all of the members of the Audit Committee; or (iii) electronic mail, facsimile or other form of written communication so long as such written communication is ratified by unanimous consent action prior to the next regularly scheduled meeting of the Audit Committee or by resolution at the next regularly scheduled meeting of the Audit Committee. The policy prohibits the engagement of an independent registered public accounting firm in instances in which the engagement is prohibited by applicable law, rules and regulations.

         All of the services provided under Audit Fees, Audit-related Fees, Tax Fees and All Other Fees were approved by the Audit Committee.

Determination of Auditor Independence

         The Audit Committee has considered and evaluated the provision of non-audit services by Goodman and has determined that the provision of such services was compatible with maintaining Goodman’s independence.

         The Company does not expect representatives of the independent accountants to be present at the Annual Meeting.

Stockholder Proposals

         Proposals of stockholders intended to be presented at the Company’s 2007 Annual Meeting must be received by the Company on or prior to July 24, 2007 to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy to be used in connection with the 2007 Annual Meeting. Please refer to “Voting Procedures” above for other stockholder proposals.

Other Matters

         Neither the Board of Directors nor management intends to bring any matter for action at the Annual Meeting of Stockholders other than those matters described above. If any other matter or any proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgment.

TELOS CORPORATION

By:	/S/ Therese K. Hathaway
Therese K. Hathaway, Corporate Secretary Ashburn, Virginia

Exhibit I

Telos Corporation

AUDIT COMMITTEE CHARTER

Purpose

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, or the public, the Company’s systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements.

In discharging its oversight role, the Committee is empowered subject to the Boards discretion to investigate financial matters brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain auditors for this purpose.

The Board shall review the adequacy of this charter on an annual basis.

Membership

The Committee shall be comprised of not less than two members of the Board, and the Committee’s composition will meet the requirements of the Audit Committee Policy of the SEC.

Accordingly, all of the member will be directors:

1.	Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and
2.	Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

•	The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to the Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (‘SAS’) No. 61 (as amended from time to time).

•	As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61 (as amended from time to time); this review will occur prior to the Company’s filing of the Form 10-Q.

•	The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company’s internal controls.

•	The Committee shall:

•	Request from the outside auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;

•	Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor’s independence; and

•	Recommend that the Board take appropriate action to oversee the independence of the outside auditor.

•	The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditors.

Exhibit II

Langhorne A. Motley
1325 Windy Hill Road
McLean VA, 22102

August 16, 2006

Ms Therese Hathaway
Secretary
Telos Corporation
19886 Ashburn Road
Ashburn VA 20147-2358

Dear Ms Hathaway:

I hereby resign from the Board of Directors and Proxy Board of the Telos Corporation effective August 16.

A recent medical incident coupled with an incredibly increased, complex, contentious, and sometimes stress inducing workload related to Telos business with the prospects of this increasing makes it impossible for me in the future to attend to board duties in a proper manner.

I wish the enterprise, and especially the employees, well.

Sincerely,

LAM
Cc	Ms Othelia Rice Mr. John Porter Mr. John Wood

Exhibit III

BAKER & DONALDSON
2410 WYOMING AVENUE, N.W.
WASHINGTON, D. C. 20008
--------------------
(202) 293-2470

August 16, 2006

Ms. Therese K. Hathaway
VP, Corporate Counsel
Telos Corporation
19886 Ashburn Road
Ashburn, VA 20147-2358

Dear Ms. Hathaway:

As a member of the Board of Directors of Telos Corporation (the “Company”) since 2001, I have done my best to do what I honestly believed was in the best interests of the Company and all its stockholders, to fulfill my fiduciary duties under Maryland law, and to cause the company to comply with all of its disclosure obligations under the federal securities laws. I regret that other important participants in the corporate enterprise have impeded the board of directors from taking actions that I believed were necessary and appropriate. Because it has become clear to me that I will not be allowed to function effectively as a fiduciary for the Company and all its stockholders, I hereby resign as a director of the Company, effective immediately.

Please be advised that I am resigning “because of a disagreement with the registrant” on a matter “relating to the registrant’s operations, policies or practices.” Accordingly, Item 5.02 of the instructions to Form 8-K requires that the Company file a Form 8-K with regard to my resignation and include a copy of this letter with that filing.

Sincerely,

Geoffrey B. Baker

Exhibit IV

MALCOLM M. B. STERRETT
4516 WETHERILL ROAD
BETHESDA, MARYLAND 20816
---------------------------------
(301) 229-8999 FAX (301) 229-8877
August 16, 2006

Ms. Therese K. Hathaway
Corporate Secretary
Telos Corporation
19886 Ashburn Road
Ashburn, VA 20147

Dear Ms. Hathaway,

         As a member of the Board of Directors of Telos Corporation (the “Company”) since 1998, I have done my best to do what I honestly believed was in the best interests of the Company and all of its stockholders, to fulfill my fiduciary responsibilities under Maryland law, and to cause the company to comply with all of its disclosure obligations under the federal securities laws. I regret that other important participants in the corporate enterprise have impeded the Board of Directors from taking actions that I believed were necessary and appropriate. Because it has become clear to me that I will not be allowed to function effectively as a fiduciary for the Company and all of it stockholders, I hereby resign as a director of the Company, effective immediately.

         Please be advised that I am resigning “because of a disagreement with the registrant” on a matter “relating to the registrant’s operations, policies or practices.” Accordingly, Item 5.02 of the instructions to Form 8-K requires that the Company file a Form 8-K with regard to my resignation and include a copy of this letter with that filing.

Sincerely, Malcolm M. B. Sterrett

Exhibit V

Bruce J. Stewart
8924 Belmart Road
Potomac, MD 20854

August 16, 2006

VIA FACSIMILE 703-729-7372

Therese Hathaway, Esq.
Corporate Secretary
Telos Corporation
19886 Ashburn Road
Ashburn, VA 20147

Dear Ms. Hathaway:

I am writing to inform Telos Corporation that I hereby resign from the Telos Corporation board of directors, effective immediately.

Sincerely, ____________________________________________ Bruce J. Stewart
cc:	Geoffrey B. Baker David Borland Norman P. Byers Robert J. Marino Langhorne A. Motley Thomas L. Owsley Malcolm M. B. Sterrett John B. Wood

Exhibit VI

Thomas L. Owsley
1709 North 22nd Court
Arlington, VA 22209

 August 16, 2006

VIA FACSIMILE 703-729-7372

Therese Hathaway, Esq.
Corporate Secretary
Telos Corporation
19886 Ashburn Road
Ashburn, VA 20147

Dear Ms. Hathaway.

I am writing to inform Telos Corporation that I hereby resign from the Telos Corporation board of directors, effective immediately.

Sincerely, Thomas L. Owsley
cc:	Geoffrey B. Baker David Borland Norman P. Byers Robert J. Marino Langhorne A. Motley Malcolm M. B. Sterrett Bruce J. Stewart John B. Wood

Exhibit VII

Norman P. Byers
7006 View Park Drive • Burke, Virginia 22015-4300
Cell: (703) 966-8467 • Tel: (703) 644-2794 • Fax: (703) 644-6822 • E-mail: nail72@aol.com

August 16, 2006

Via USPS and
Electronically

Ms. Therese Hathaway
Secretary
The Telos Corporation
19886 Ashburn Road
Ashburn, Virginia 20147-2358

         I am formally notifying you of my immediate resignation as Proxy Chairman and Director of the Telos Corporation. Since joining the board on the 27th of January 1994, I have always striven to do my ultimate for the Company, all its shareholders and employees. Uppermost in my mind has been my fiduciary duties under Maryland law and to provide the oversight necessary to insure the Company’s compliance with all federal security laws. Unfortunately, on several recent occasions, other important participants in the corporate enterprise have done everything possible to obstruct or prevent the board of directors from taking those actions I believe are absolutely necessary and appropriate to insure good corporate governance and compliance. It has been made abundantly clear to me I will not be allowed to function effectively or independently as a fiduciary for the Department of Defense, the Company, all its stockholders and employees.

         I am resigning “because of a disagreement with the registrant” on a matter “relating to the registrant’s operations, policies or practices.” Accordingly, Item 5.02 of the instructions to Form 8-K requires the Company to file a Form 8-K noting my resignation and to include a copy of this letter with that filing.

Sincerely,

Norman P. Byers

cc:	John Porter John Wood

Exhibit VIII

Fred C. Iklé
7010 Glenbrook Road
BETHESDA. MARYLAND 20814
(301) 951-0176 FAX (301) 951-0286

Mr. John B. Wood
President and CEO
Telos Corporation
19886 Ashbum Road
Ashburn, VA 20147-2358

February 17, 2006

Dear John,

Following up on our telephone conversation, this letter is to confirm my decision to resign as Director of Telos Corporation.

During all the years that I served on the Telos Board, from 1994 to date, I have admired your leadership and dedication in guiding the Corporation, expanding its program into the most promising new areas, and greatly reducing its indebtedness. It gave me great pleasure working with you, our Board, and our management team. Let me convey my best wishes for Telos, for all its splendid staff and officers -- and for you and your family.

Sincerely,

Fred

cc: Michael P. Flaherty
Executive Vice President and General Counsel